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                                                                    EXHIBIT 3.43

                               STATE of DELAWARE
                           LIMITED LIABILITY COMPANY
                           CERTIFICATE of FORMATION


First: The name of the limited liability company is LandBank Environmental Properties, LLC

Second: The address of its registered office in the State of Delaware is 1013 Center Road in the City of Wilmington, County of New Castle, DE 19805. The name of its Registered Agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is December 31, 2037.")

Fourth: (Insert any other matters the members determine to include herein.) The business and purpose of the LLC are presented separately in the Operating Agreement

In Witness Whereof, the undersigned have executed this Certificate of Formation of LandBank Environmental Properties, LLC this day of June 3, 1997.



                                            /s/ W.P. Lynott
                                        -------------------------------------
                                                     Authorized Person(s)

                                            W.P. Lynott
                                        -------------------------------------
                                            Managing Principal
                                        -------------------------------------